                                                                   EXHIBIT 99(b)



                                     CONSENT



         The undersigned hereby consents to being named as a prospective director of Seacoast Financial Services Corporation in the Registration Statement on Form S-4 filed by Seacoast with the Securities and Exchange Commission in connection with Seacoast's proposed acquisition of Bay State Bancorp, Inc., to which this Consent is an Exhibit, and in any amendments (including the post-effective amendments) thereto.



Date:  February 14, 2003                            /s/ John F. Murphy
                                            ------------------------------------
                                                       John F. Murphy


















                                      -1-


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                                     CONSENT


         The undersigned hereby consents to being named as a prospective director of Seacoast Financial Services Corporation in the Registration Statement on Form S-4 filed by Seacoast with the Securities and Exchange Commission in connection with Seacoast's proposed acquisition of Bay State Bancorp, Inc., to which this Consent is an Exhibit, and in any amendments (including the post-effective amendments) thereto.



Date:  February 14, 2003                         /s/ Denise M. Renaghan
                                          --------------------------------------
                                                    Denise M. Renaghan



























                                      -2-